Exhibit 99.3

UNAUDITED TALLGRASS ENERGY GP, LP
PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
References to we, us or our, refer to Tallgrass Energy GP, LP and its consolidated subsidiaries ("TEGP").
Effective January 1, 2016, Tallgrass Energy Partners, LP ("TEP") acquired an additional 31.3% membership interest in Tallgrass Pony Express Pipeline, LLC ("Pony Express") in exchange for cash consideration of $475 million and 6,518,000 TEP common units (valued at approximately $268.6 million based on the December 31, 2015 closing price of TEP's common units) issued to Tallgrass Development, LP ("TD") for total consideration of approximately $743.6 million, which we refer to as the January 2016 Pony Express Acquisition. TEP financed the cash portion of the consideration with borrowings under TEP's revolving credit facility. The transaction increases TEP's aggregate membership interest in Pony Express to 98.0%.
During the period from April 1, 2016 to May 5, 2016, TEP issued 2,180,681 common units under its Equity Distribution Agreement for total net cash proceeds of approximately $81.9 million, which were used to reduce borrowings under TEP's revolving credit facility.
On March 29, 2016, TD's wholly owned subsidiary Rockies Express Holdings, LLC ("REX Holdings") signed a purchase agreement (the "Purchase Agreement") with a unit of Sempra U.S. Gas and Power ("Sempra") to acquire Sempra's 25% membership interest in Rockies Express Pipeline LLC ("Rockies Express") for cash consideration of $440 million, subject to adjustment under the Purchase Agreement. A subsidiary of Phillips 66, which owns a 25% membership interest in Rockies Express, waived its right to purchase its proportionate share of Sempra's 25% membership interest being sold to REX Holdings in exchange for Sempra and REX Holdings agreeing to certain modifications to the Rockies Express Limited Liability Company Agreement.
On April 28, 2016, TEGP announced that TD offered TEP the right to assume the rights and obligations of REX Holdings under the Purchase Agreement. On May 6, 2016, TEP REX Holdings, LLC ("TEP REX"), an indirect wholly-owned subsidiary of TEP, and REX Holdings entered into an Assignment and Assumption Agreement pursuant to which REX Holdings assigned to TEP REX all of its rights under the Purchase Agreement and, in exchange, TEP REX assumed all of the rights and obligations of REX Holdings under the Purchase Agreement. Subsequently on May 6, 2016, TEP REX closed the purchase of a 25% membership interest in REX from Sempra pursuant to the Purchase Agreement for cash consideration of approximately $436.0 million, after making adjustments to the purchase price required by the Purchase Agreement.
The unaudited pro forma condensed consolidated financial statements present the impact on our financial position and results of operations of the January 2016 Pony Express Acquisition, net cash proceeds from the issuance of TEP common units under its Equity Distribution Agreement, and the acquisition of a 25% membership interest in Rockies Express and related financing activities. The unaudited pro forma condensed consolidated financial statements as of and for the three months ended March 31, 2016 have been prepared based on certain pro forma adjustments to the unaudited consolidated financial statements set forth in our Quarterly Report on Form 10-Q filed on May 9, 2016 with the Securities and Exchange Commission ("SEC"). The unaudited pro forma condensed consolidated statement of income for the year ended December 31, 2015 has been prepared based on certain pro forma adjustments to the audited consolidated financial statements set forth in our Annual Report on Form 10-K filed on February 17, 2016 with the SEC. These unaudited pro forma condensed consolidated financial statements are qualified in their entirety by reference to such historical consolidated financial statements and related notes contained in those reports. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the accompanying notes and with the historical consolidated financial statements and related notes thereto.
The unaudited pro forma condensed consolidated balance sheet as of March 31, 2016 has been prepared as if the transactions and associated financing occurred on that date. The unaudited pro forma condensed consolidated statements of income for the three months ended March 31, 2016 and the year ended December 31, 2015 have been prepared as if the transactions and associated financing had occurred on January 1, 2015. The pro forma adjustments are based upon currently available information and certain estimates and assumptions; therefore, actual results may differ from the pro forma adjustments. Management believes, however, that the assumptions provide a reasonable basis for presenting the significant effects of the transactions and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed consolidated financial statements.
The unaudited pro forma condensed consolidated financial statements may not be indicative of the results that would have actually occurred if TEP had owned a 98% interest in Pony Express and a 25% interest in Rockies Express during the periods presented.

TALLGRASS ENERGY GP, LP
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF MARCH 31, 2016

		Pro Forma Adjustments
	TEGP	Pony Express Acquisition and Financing		Rockies Express Acquisition and Financing		TEGP Pro Forma
	(in thousands)
ASSETS
Current Assets:
Cash and cash equivalents	$3,799	$—		$90,009	(c)	$3,799
				347,551	(d)
				(1,538)	(d)
				(436,022)	(e)
Accounts receivable, net	53,330	—		—		53,330
Other current assets	17,174	—		—		17,174
Total Current Assets	74,303	—		—		74,303
Property, plant and equipment, net	2,017,138	—		—		2,017,138
Goodwill	343,288	—		—		343,288
Intangible asset, net	95,795	—		—		95,795
Investment in unconsolidated affiliate	—	—		436,022	(e)	436,022
Derivative asset at fair value	37,014	—		—		37,014
Deferred tax asset	449,640	—		—		449,640
Deferred charges and other assets	21,592	—		1,538	(d)	23,130
Total Assets	$3,038,770	$—		$437,560		$3,476,330
LIABILITIES AND PARTNERS’ EQUITY
Current Liabilities:
Accounts payable	$22,135	$—		$—		$22,135
Accrued and other current liabilities	67,874	—		—		67,874
Total Current Liabilities	90,009	—		—		90,009
Long-term debt	1,348,000	(81,895)	(a)	347,551	(d)	1,613,656
Other long-term liabilities and deferred credits	4,904	—		—		4,904
Total Long-term Liabilities	1,352,904	(81,895)		347,551		1,618,560
Commitments and Contingencies
Equity:
Class A Shareholders	167,467	7,365	(a)	8,095	(c)	182,927
Class B Shareholders	—	—		—		—
Total Partners’ Equity	167,467	7,365		8,095		182,927
Noncontrolling interests	1,428,390	74,530	(a)	81,914	(c)	1,584,834
Total Equity	1,595,857	81,895		90,009		1,767,761
Total Liabilities and Equity	$3,038,770	$—		$437,560		$3,476,330

TALLGRASS ENERGY GP, LP
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
FOR THE THREE MONTHS ENDED MARCH 31, 2016

		Pro Forma Adjustments
	TEGP	Pony Express Acquisition and Financing		Rockies Express Acquisition and Financing		Deferred Taxes		TEGP Pro Forma
	(in thousands, except per unit amounts)
Revenues:
Crude oil transportation services	$94,572	$—		$—		$—		$94,572
Natural gas transportation services	29,280	—		—		—		29,280
Sales of natural gas, NGLs, and crude oil	13,926	—		—		—		13,926
Processing and other revenues	7,627	—		—		—		7,627
Total Revenues	145,405	—		—		—		145,405
Operating Costs and Expenses:
Cost of sales	13,568	—		—		—		13,568
Cost of transportation services	16,156	—		—		—		16,156
Operations and maintenance	12,477	—		—		—		12,477
Depreciation and amortization	21,692	—		—		—		21,692
General and administrative	13,537	—		—		—		13,537
Taxes, other than income taxes	7,506	—		—		—		7,506
Total Operating Costs and Expenses	84,936	—		—		—		84,936
Operating Income	60,469	—		—		—		60,469
Other (Expense) Income:
Interest expense, net	(8,677)	488	(a)	(171)	(d)	—		(10,619)
				(2,259)	(d)
Equity in earnings of unconsolidated affiliate	—	—		21,564	(e)	—		21,564
Unrealized loss on derivative instrument	(8,946)	—		—		—		(8,946)
Other income, net	566	—		—		—		566
Total Other (Expense) Income, net	(17,057)	488		19,134		—		2,565
Net income before income tax	43,412	488		19,134		—		63,034
Deferred income tax expense	(2,791)	—		—		(969)	(f)	(3,760)
Net income	40,621	488		19,134		(969)		59,274
Net income attributable to noncontrolling interests	(33,032)	(407)		(17,417)		—		(50,856)
Net income attributable to TEGP	$7,589	$81		$1,717		$(969)		$8,418

Basic net income per Class A share	$0.16							$0.18
Diluted net income per Class A share	$0.16							$0.18
Basic average number of Class A shares outstanding	47,725							47,725
Diluted average number of Class A shares outstanding	47,725							47,725

TALLGRASS ENERGY GP, LP
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2015

		Pro Forma Adjustments
	TEGP	Pony Express Acquisition and Financing		Rockies Express Acquisition and Financing		Deferred Taxes		TEGP Pro Forma
	(in thousands, except per unit amounts)
Revenues:
Crude oil transportation services	$300,436	$—		$—		$—		$300,436
Natural gas transportation services	119,895	—		—		—		119,895
Sales of natural gas, NGLs, and crude oil	82,133	—		—		—		82,133
Processing and other revenues	33,733	—		—		—		33,733
Total Revenues	536,197	—		—		—		536,197
Operating Costs and Expenses:
Cost of sales	75,285	—		—		—		75,285
Cost of transportation services	53,597	—		—		—		53,597
Operations and maintenance	53,933	—		—		—		53,933
Depreciation and amortization	83,476	—		—		—		83,476
General and administrative	51,479	—		—		—		51,479
Taxes, other than income taxes	21,796	—		—		—		21,796
Total Operating Costs and Expenses	339,566	—		—		—		339,566
Operating Income	196,631	—		—		—		196,631
Other (Expense) Income:
Interest expense, net	(18,330)	(13,215)	(b)	(695)	(d)	—		(39,021)
		2,257	(a)	(9,038)	(d)
Equity in earnings of unconsolidated affiliate	—	—		72,303	(e)	—		72,303
Other income, net	2,413	—		—		—		2,413
Total Other (Expense) Income, net	(15,917)	(10,958)		62,570		—		35,695
Net income before income tax	180,714	(10,958)		62,570		—		232,326
Deferred income tax benefit	7,277	—		—		(3,903)	(f)	3,374
Net income	187,991	(10,958)		62,570		(3,903)		235,700
Net income attributable to noncontrolling interests	(156,035)	11,819		(56,917)		—		(201,133)
Net income attributable to TEGP	$31,956	$861		$5,653		$(3,903)		$34,567
Allocation of income:
Net income attributable to TEGP from the beginning of the period to May 11, 2015	$7,393							$6,396
Net income attributable to TEGP from May 12, 2015 to December 31, 2015	24,563							28,171
Basic net income per Class A share	$0.51							$0.59
Diluted net income per Class A share	$0.51							$0.59
Basic average number of Class A shares outstanding	47,725							47,725
Diluted average number of Class A shares outstanding	47,808							47,808

TALLGRASS ENERGY GP, LP
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Basis of Presentation
The unaudited pro forma condensed consolidated financial statements present the impact on our financial position and results of operations of TEP's acquisition of an additional 31.3% membership interest in Pony Express, issuance of TEP common units under the Equity Distribution Agreement, and TEP's acquisition of a 25% membership interest in Rockies Express and related financing activities. TEP's acquisition of an additional 31.3% membership interest in Pony Express in exchange for cash consideration of $475 million and 6,518,000 TEP common units (valued at approximately $268.6 million based on the December 31, 2015 closing price of TEP's common units) issued to TD for total consideration of approximately $743.6 million was effective on January 1, 2016 and the cash consideration was funded primarily through borrowings under TEP's revolving credit facility. The acquisition of a 25% membership interest in Rockies Express for total cash consideration of approximately $436.0 million was funded through a combination of net cash proceeds from the private issuance of common units and borrowings under TEP's revolving credit facility.
The unaudited pro forma condensed consolidated financial statements as of and for the three months ended March 31, 2016 have been prepared based on certain pro forma adjustments to our unaudited consolidated financial statements set forth in our Quarterly Report on Form 10-Q filed on May 9, 2016 with the SEC. The unaudited pro forma condensed consolidated statement of income for the year ended December 31, 2015 has been prepared based on certain pro forma adjustments to our audited consolidated financial statements set forth in our Annual Report on Form 10-K filed on February 17, 2016 with the SEC. The unaudited pro forma condensed consolidated financial statements are qualified in their entirety by reference to such historical consolidated financial statements and related notes contained in those reports. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the accompanying notes and with the historical consolidated financial statements and related notes thereto.
The unaudited pro forma condensed consolidated balance sheet as of March 31, 2016 has been prepared as if the transactions and associated financing occurred on that date. The unaudited pro forma condensed consolidated statements of income for the three months ended March 31, 2016 and the year ended December 31, 2015 have been prepared as if the transactions and associated financing had occurred on January 1, 2015. The pro forma adjustments are based upon currently available information and certain estimates and assumptions; therefore, actual results may differ from the pro forma adjustments. Management believes, however, that the assumptions provide a reasonable basis for presenting the significant effects of the transactions and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed consolidated financial statements.
The unaudited pro forma condensed consolidated financial statements may not be indicative of the results that would have actually occurred if TEP had owned a 98% interest in Pony Express and a 25% interest in Rockies Express during the period presented.
The pro forma condensed consolidated financial statements reflect the following transactions associated with the acquisitions and related financing activities undertaken or assumed to be undertaken in connection with the transactions, including the associated impact of each adjustment on deferred taxes and the allocation of net income:

•
the effect of financing transactions related to TEP's acquisition of an additional 31.3% membership interest in Pony Express, including (i) additional borrowings under TEP's revolving credit facility to fund the $475 million cash consideration paid, and (ii) the issuance of 6,518,000 limited partner common units issued directly to TD;

•
the effect of TEP's acquisition of an additional 31.3% membership interest in Pony Express effective January 1, 2016, assuming an aggregate membership interest of 98% and no Minimum Quarterly Preference Payment for the year ended December 31, 2015;

•
the effect of the issuance of 2,180,681 TEP common units under its Equity Distribution Agreement during the period between March 31, 2016 to May 6, 2016, the proceeds of which were used to reduce borrowings under TEP's revolving credit facility;

•
the effect of financing transactions related to TEP's proposed acquisition of a 25% membership interest in Rockies Express, including (i) the issuance of 2,416,987 TEP common units in a private placement, and (ii) additional borrowings under TEP's revolving credit facility to fund the remaining portion of the $436.0 million cash consideration paid; and

•	the acquisition of a 25% membership interest in Rockies Express, which will be accounted for as an unconsolidated affiliate.

Note 2. Pro Forma Adjustments and Assumptions

(a)
Reflects net cash proceeds from the issuance of 2,180,681 TEP common units under its Equity Distribution Agreement at an average price of $37.93 during the period between April 1, 2016 and May 6, 2016, for aggregate net cash proceeds of $81.9 million, which was used to reduce borrowings under TEP's revolving credit facility. Proceeds from the issuance of TEP's common units were allocated to Class A shareholders and noncontrolling interests in accordance with the respective ownership interests of TEGP and its consolidated subsidiaries.

The effect of a 0.125% variance in interest rates on pro forma interest expense would have been approximately $0.1 million annually.

(b)
Reflects an increase in interest expense associated with borrowings of $475 million under TEP's revolving credit facility to fund TEP's acquisition of an additional 31.3% membership interest in Pony Express based on TEP's current incremental borrowing rate using a floating 30-day LIBOR rate and a borrowing spread over LIBOR of 2.25%, as well as a net increase in commitment fees paid on the unused capacity under TEP's revolving credit facility. The net increase in commitment fees assumes the $250 million increase in the capacity under TEP's revolving credit facility completed in November 2015 and the $400 million increase in capacity upon exercise of the committed accordion feature on January 4, 2016 were effective January 1, 2015. This increase in commitment fees is partially offset by a reduction associated with the $475 million of incremental borrowings discussed above. We used TEP's current borrowing rate of 2.685%.

The effect of a 0.125% variance in interest rates on pro forma interest expense would have been approximately $0.6 million annually.

(c)
Reflects proceeds from the private issuance of 2,416,987 TEP common units, for net cash proceeds of $90.0 million, to fund a portion of TEP's acquisition of a 25% membership interest in Rockies Express. Proceeds from the issuance of TEP's common units were allocated to Class A shareholders and noncontrolling interests in accordance with the respective ownership interests of TEGP and its consolidated subsidiaries.

(d)
Reflects borrowings of $347.6 million under TEP's revolving credit facility to fund TEP's acquisition of a 25% membership interest in Rockies Express, as well as the fees associated with the required amendment to increase TEP's total capacity available under the revolving credit facility and an increase in interest expense associated with the borrowings based on TEP's current incremental borrowing rate using a floating 30-day LIBOR rate and a borrowing spread over LIBOR of 2.25%, as well as an increase in commitment fees paid on the unused capacity under TEP's revolving credit facility due to the $250 million increase in the size of TEP's revolving credit facility. We used TEP's current borrowing rate of 2.685%.

The effect of a 0.125% variance in interest rates on pro forma interest expense would have been approximately $0.4 million annually.

(e)
Reflects TEP's acquisition of a 25% membership interest in Rockies Express for total cash consideration of approximately $436.0 million, as adjusted under the Purchase Agreement, at its fair value on the date of acquisition, accounted for under the equity method of accounting, including the associated equity in earnings of Rockies Express. The $440 million consideration was adjusted as follows (in thousands):

Base consideration for 25% membership interest in Rockies Express	$440,000
Plus: Additional consideration if entire 25% membership interest is acquired	2,500
Total consideration for 25% membership interest in Rockies Express	442,500
Plus: Cash contributions received from Sempra	14,310
Less: Cash distributions paid to Sempra	(20,788)
Total purchase price as adjusted under the Purchase Agreement	$436,022
Assumed equity in earnings includes amortization of a basis difference driven by the difference between the fair value of the investment and the book value of the underlying assets and liabilities on the date of acquisition.

(f)
Reflects the deferred tax expense on incremental net income before income taxes allocated to TEGP as a result of TEP’s acquisition of an additional 31.3% membership interest in Pony Express, a 25% membership interest in Rockies Express, and related financing transactions.

Note 3. Pro Forma Net Income Per Class A Share
Basic net income per Class A share is determined by dividing net income attributable to TEGP by the weighted average number of outstanding Class A shares during the period. Class B shares do not share in the earnings of TEGP. Accordingly, basic and diluted net income per Class B share has not been presented.
Diluted net income per Class A share is determined by dividing net income attributable to TEGP by the weighted average number of outstanding diluted Class A shares during the period. For purposes of calculating diluted net income per Class A share, we considered the impact of possible future exercises of the Exchange Right by the Exchange Right Holders on both net income attributable to TEGP and the diluted weighted average number of Class A shares outstanding. Pursuant to the TEGP partnership agreement and the Tallgrass Equity limited liability company agreement, our capital structure and the capital structure of Tallgrass Equity will generally replicate one another in order to maintain the one-for-one exchange ratio between the Tallgrass Equity units and Class B shares, on the one hand, and our Class A shares, on the other hand. As a result, the potential exchange of any Class B shares does not have a dilutive effect on basic net income per Class A share. However, diluted net income per Class A share reflects the potential dilution of Class A shares that could occur if Equity Participation Shares are converted to Class A shares.
TEGP's Initial Public Offering became effective during the second quarter of 2015. As a result, no income from the period from January 1, 2015 through May 11, 2015 is allocated to the Class A shares that were issued on May 12, 2015.